Exhibit 99.1


Date                                 Vested Options
--------------------------------     --------------------------------

May 29, 2009                         58,750
June 29, 2009                        58,750
July 29, 2009                        58,750
August 29, 2009                      58,750
September 29, 2009                   58,750
October 29, 2009                     58,750
November 29, 2009                    58,750
December 29, 2009                    58,750
January 29, 2010                     58,750
February 29, 2010                    58,750
March 29, 2010                       58,750
April 29, 2010                       58,750